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                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


   We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No. 4) (File No. 333-76190) of our report dated January 30, 2002, except for Note 9, as to which the date is February 25, 2002, and Note 1, as to which the date is May 1, 2002, relating to the financial statements of Innovative Drug Delivery Systems, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.




                                                     PricewaterhouseCoopers LLP




New York, New York
May 1, 2002